Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 19, 2026, with respect to the financial statements included in the Annual report of Eton Pharmaceuticals, Inc. on Form 10-K for the year ended December 31, 2025. We consent to the incorporation by reference of said report in the Registration Statements of Eton Pharmaceuticals, Inc. on Forms S-8 (File No. 333-228493, 333-230572, 333-270707, 333-278234, 333-291656 and 333-294094).

/s/ GRANT THORNTON LLP

Chicago, Illinois

March 19, 2026